EXHIBIT (h)(1)

                            Participation Agreement

                            [Ameritas Life Insurance Corp. of New York(SM) Logo]


Robert C. Barth
Senior Vice President & Chief Financial Officer
--------------------------------------------------------------------------------
1350 Broadway / Suite 2201 / New York, NY 10018
Administrative Office:  5900 O Street / PO Box 81889 / Lincoln, NE 68501-1889


October 1, 2011                                  Sent via regular mail and email


Calvert Investment Distributors, Inc.
Attn: Dave Mazza
4550 Montgomery Avenue
Suite 1000N
Bethesda, MD  20814

RE:  NOTICE OF COMPANY NAME CHANGE

Dear Mr. Mazza:

Effective October 1, 2011, First Ameritas Life Insurance Corp. of New York(R) changed its name to Ameritas Life Insurance Corp. of New York(SM). Therefore, all references in your agreements with First Ameritas Life Insurance Corp. of New York(R) are changed to Ameritas Life Insurance Corp. of New York(SM). The short cite for the new name is Ameritas Life of NY.

Ameritas Life of NY also has a new home office address, website and phone number:

                  Ameritas Life Insurance Corp. of New York(SM)
                           1350 Broadway, Suite 2201
                            New York, New York 10018
                                 AmeritasNY.com
                                 1-877-280-6110

Although the name, home office address and phone number of the company have changed, the terms and conditions of your agreement(s) are unaffected.

Please keep this notice with your Ameritas Life of NY agreement(s).


/s/ Robert C. Barth

Robert C. Barth
Senior Vice President & Chief Financial Officer
Ameritas Life Insurance Corp. of New York(SM)

cc: Calvert Investments, Inc., Office of the General Counsel
    Rob Benson, Jane Maxwell via email

                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT


                                  BY AND AMONG

                               THE CALVERT FUNDS
                              (as defined herein),

                          CALVERT DISTRIBUTORS, INC.,

                                      AND

                         AMERITAS LIFE INSURANCE CORP.,
                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK,
                                      AND
                   THE UNION CENTRAL LIFE INSURANCE COMPANY,
                          EACH ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                               TABLE OF CONTENTS

Description  Page
Section 1    Available Portfolios                                                      2
     1.1     Availability                                                              2
     1.2     Addition, Deletion or Modification of Portfolios                          2
     1.3     Restrictions on Sales to the General Public                               2

Section 2.   Processing Transactions                                                   3
     2.1     Timely Pricing and Orders                                                 3
     2.2     Timely Payments                                                           4
     2.3     Applicable Price                                                          4
     2.4     Dividends and Distributions                                               5
     2.5     Book Entry                                                                5
     2.6     NSCC - Obligations of the FUNDS or their Agent(s)                         5
     2.7     NSCC - Obligations of the LIFE COMPANIES or their Correspondents          6

Section 3.   Costs and Expenses                                                        7
     3.1     General                                                                   7
     3.2     Parties To Cooperate                                                      7
     3.3     Portfolio Expenses                                                        7

Section 4.   Legal Compliance                                                          7
     4.1     Tax Laws                                                                  7
     4.2     Insurance and Certain Other Laws                                         10
     4.3     Securities Laws                                                          10
     4.4.    Anti-Money Laundering                                                    12
     4.5     Privacy                                                                  12
     4.6     Notice of Certain Proceedings and Other Circumstances                    12
     4.7     LIFE COMPANIES To Provide Documents; Information About FUNDS             13
     4.8     FUNDS To Provide Documents; Information About LIFE COMPANIES             14

Section 5.   Mixed and Shared Funding                                                 16
     5.1     General                                                                  16
     5.2     Disinterested Directors                                                  16
     5.3     Monitoring for Material Irreconcilable Conflicts                         16
     5.4     Conflict Remedies                                                        17
     5.5     Notice to Life Companies                                                 18
     5.6     Information Requested by Board of Directors                              19
     5.7     Compliance with SEC Ru1es                                                19
     5.8     Other Requirements                                                       19

Section 6.   Termination                                                              20
     6.1     Events of Termination                                                    20
     6.2     Notice Requirement for Termination                                       21
     6.3     Funds To Remain Available                                                22
     6.4     Survival of Warranties and Indemnifications                              22
     6.5     Continuance of Agreement for Certain Purposes                            22

Description                                                                     Page

Section 7.   Parties To Cooperate Respecting Termination                              22

Section 8.   Assignment                                                               22

Section 9.   Notices                                                                  23

Section 10.  Voting Procedures                                                        24

Section 11.  Foreign Tax Credits                                                      25

Section 12.  Indemnification                                                          25
    12.1     Of the Funds and CDI by LIFE COMPANIES                                   25
    12.2     Of LIFE COMPANIES by CDI                                                 28
    12.3     Effect of Notice                                                         30
    12.4     Successors                                                               30

Section 13.  Applicable Law                                                           31

Section 14.  Execution in Counterparts                                                31

Section 15.  Severability                                                             31

Section 16.  Rights Cumulative                                                        31

Section 17.  Headings                                                                 31

Section 18.  Confidentiality.                                                         31
    18.1     Continuing Obligation                                                    31
    18.2     Confidential Information                                                 32
    18.3     Unauthorized Disclosure Notification and Liability                       32
    18.4     Data Disposition                                                         32
    18.5     Duty Not to Trade                                                        33

Section 19.  Trademarks and Portfolio Names                                           33

Section 20.  Parties to Cooperate                                                     34

Section 21.  Excessive Trading                                                        34

Section 22.  Force Majeure                                                            36

Section 23.  Miscellaneous                                                            36

                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of February 28, 2011 ("Agreement"), by and among Ameritas Life Insurance Corp., a Nebraska corporation ("Ameritas Life"), First Ameritas Life Insurance Corp. of New York, a New York corporation ("First Ameritas Life"), and The Union Central Life Insurance Company, a Nebraska corporation ("Union Central Life") (each a "LIFE COMPANY" and together the "LIFE COMPANIES"), each on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); each of the registered investment companies listed in Schedule B hereto, as the parties hereto may amend from time to time (each a "FUND" and together the "FUNDS"); and Calvert Distributors, Inc., a Delaware Corporation ("CDI"), an affiliate of LIFE COMPANIES and the principal underwriter of the FUNDS (collectively, the "Parties"), amends and restates all prior participation agreements by and among the Parties including those set forth on Exhibit A hereto. On or about April 30, 2011, Calvert Distributors, Inc. will change its name to Calvert Investment Distributors, Inc. ("CID"), and upon the effectiveness of such name change all references in this Agreement to Calvert Distributors, Inc. or CDI shall automatically become references to CID.


                                WITNESSETH THAT:

     WHEREAS, the FUNDS are registered with the Securities and Exchange Commission ("SEC") as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the FUNDS currently consist of separate Portfolios registered under the Securities Act of 1933, as amended ("Portfolios"), the shares of which ("Shares") are currently sold to one or more separate accounts of life insurance companies to fund benefits under individual variable annuity contracts, group variable annuity policies, and/or individual variable life insurance policies; and

     WHEREAS, the FUNDS will make Shares of each Portfolio available for purchase by the Accounts; and

     WHEREAS, LIFE COMPANIES are or will be the issuers of certain individual variable annuity contracts and individual variable life insurance contracts and group variable annuity contracts offered through employer-sponsored retirement plans (hereinafter such contracts and policies are collectively referred to as the "Contracts"), which Contracts, if required by applicable law, will be registered under the Securities Act of 1933 (the "1933 Act"); and

     WHEREAS, LIFE COMPANIES will fund the Contracts through the Accounts, each of which may be divided into two or more sub accounts ("Subaccounts;" references herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, LIFE COMPANIES will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANIES intend to make Shares in one or more of the Portfolios available to individual Contract owners ("Owners") and to purchase Shares in one or more of the Portfolios on behalf of qualified employee benefit plan participants; and

     WHEREAS, CDI is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the Financial Industry Regulatory Authority ("FINRA");

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                        Section 1. Available Portfolios
                      -----------------------------------

     1.1     Availability.
             -------------
     The FUNDS will make Shares of each Portfolio available to LIFE COMPANIES for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Boards of Directors/Trustees of the FUNDS may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors/Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.2     Addition, Deletion or Modification of Portfolios.
             -------------------------------------------------
     The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios available under this Agreement.

     1.3     Restrictions on Sales to the General Public.
             --------------------------------------------
     The FUNDS may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. If such provisions are applicable to a Portfolio, the FUNDS represent and warrant that no Shares of the Portfolio have been or will be sold directly to the general public. If the provisions of
Section 817(h) and the regulations thereunder are not applicable to a FUND, then that FUND may sell Shares of any Portfolio to any person, including members of the general public.

                       Section 2 Processing Transactions
                     -------------------------------------

     2.1     Timely Pricing and Orders.
             --------------------------
     (a) Each Party agrees (i) to perform any and all duties, functions, procedures and responsibilities assigned to it under the rules of the National Securities Clearing Corporation ("NSCC") and the procedures or other requirements relating to NSCC's Fund/SERV system ("Fund/SERV") and Networking system ("Networking"), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to another party through Fund/SERV or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV or Networking and to limit the access to, and the inputting of data into, Fund/SERV or Networking to persons specifically authorized by the Party.

     (b) Each FUND or its designated agent will use its best efforts to provide LIFE COMPANIES with the net asset value per Share for each Portfolio by 7:00 p.m. Eastern Standard Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading (ii) a FUND calculates the Portfolio's net asset value, and (iii) a LIFE COMPANY is open for business.

     (c) Each LIFE COMPANY will use the data provided by the FUNDS each Business Day pursuant to Section 2.1(b) to (i) calculate Account unit values,
(ii) process each Account's transactions that receive that same Business Day's Account unit values (as determined in accordance with Section 2.3) and (iii) determine the net dollar amount of Shares that will be purchased or redeemed at that day's closing net asset value per Share for each Portfolio (each such purchase or redemption, a "Portfolio Transaction"). Portfolio Transactions will normally settle through the facilities of Fund/SERV. If any Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV then that Portfolio Transaction will be transmitted to the applicable FUND by the LIFE COMPANY by 8:30 a.m. Eastern Standard Time on the Business Day next following LIFE COMPANY'S receipt of the information specified in Section 2.1(b); provided, however, that a FUND shall provide additional time to LIFE COMPANY in the event that the FUND is unable to meet the 7:00 p.m. time stated in Section 2.1(b) and the duration of such additional time shall be equal to the additional time that the FUND takes to make the net asset values per Share available to LIFE COMPANY.

     (d) With respect to payment of the purchase price by each LIFE COMPANY and of redemption proceeds by each FUND, each LIFE COMPANY and each FUND, respectively, shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with
Section 2.2, below.

     (e) If a FUND provides materially incorrect Share net asset value information (as determined under SEC guidelines), the affected LIFE COMPANIES shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share, and any reasonable out-of-pocket expenses incurred by the LIFE COMPANIES in adjusting the Share net asset value. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to the affected LIFE COMPANIES. Non-material errors will be corrected in the next Business Day's net asset value per Share for the Portfolio in question.

     2.2     Timely Payments.
             ----------------
     (a) Portfolio Transactions will normally settle through the facilities of Fund/SERV. If a Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV and a LIFE COMPANY'S order requests the purchase of Shares, such LIFE COMPANY will pay for such purchases by wiring Federal Funds to a FUND or its designated custodial account by the close of the Federal Reserve's Fedwire Funds Service ("Fedwire") on the Business Day the Portfolio Transaction is transmitted to the FUND pursuant to Section 2.1(c)(iii) or, if such transmission occurs after Fedwire has closed for that Business Day, by 8:30 a.m. Eastern Standard Time on the next following Business Day (the "Payment Deadline"). A FUND will execute such Portfolio Transactions at the applicable net asset value per Share determined in accordance with Section 2.3 if the FUND receives payment in Federal Funds by the Payment Deadline. If payment in Federal Funds for any purchase is not received by the Payment Deadline, LIFE COMPANY shall promptly upon the FUND'S request, reimburse the FUND for any charges, costs, fees, interest or other expenses incurred by the FUND in connection with any advances to, or borrowings or overdrafts by, the FUND, or any similar expenses incurred by the FUND, as a result of portfolio transactions effected by the FUND based upon such Portfolio Transaction.

     (b) Portfolio Transactions will normally settle through the facilities of Fund/SERV. If a Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV and a LIFE COMPANY'S order requests the redemption of Shares, the affected FUND will pay the redemption amount by wiring Federal Funds to such LIFE COMPANY or its designated custodial account on the same Business Day the FUND receives notice of the redemption order from the LIFE COMPANY; however, after consulting with LIFE COMPANY, payment may be delayed, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The FUNDS will execute such Portfolio Transactions at the applicable net asset value per Share determined in accordance with Section 2.3.

     2.3     Applicable Price.
             -----------------
     Subject to the satisfaction of the requirements set forth in Section 2.2, Share purchase and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract Transactions") received by a LIFE COMPANY prior to the close of regular trading on the New York Stock Exchange on a Business Day and encompassed within a Portfolio Transaction transmitted to a FUND in accordance with

Section 2.1(c) will be executed at the net asset value of the applicable Portfolio next computed after receipt of the applicable Contract Transaction by such LIFE COMPANY. A Contract Transaction that does not satisfy the conditions specified in the preceding sentence will be effected at the net asset value per Share computed for the applicable Portfolio on the Business Day as of which such conditions have been satisfied. For purposes of this Section 2.3, a LIFE COMPANY shall be the designated agent of a FUND for the limited purpose of accepting orders for the purchase and sale of Shares relating to Contract Transactions on each Business Day and, if a FUND receives a Portfolio Transaction in accordance with Section 2.1(c) that encompasses such Contract Transaction, receipt of such Contract Transaction by such designated agent shall constitute receipt by the FUND. Each LIFE COMPANY agrees that it shall bear all liability for, and the FUNDS, CDI and their affiliates shall not bear any liability for, a LIFE COMPANY'S failure to (i) timely transmit any Contract Transaction to a FUND as part of a Portfolio Transaction in accordance with Section 2.1(c) or (ii) pay for the purchase of Shares in accordance with Section 2.2.

     2.4     Dividends and Distributions.
             ----------------------------
     On each ex-dividend date of a Portfolio or, if not a Business Day, on the first Business Day thereafter, the FUNDS shall communicate to LIFE COMPANIES the amount of dividend and capital gain, if any, per share of each Portfolio. All distributions of dividends and capital gains for any Portfolio will normally settle through Fund/SERV. If any dividend or capital gains transaction initiated through Fund/SERV fails to be processed through Fund/SERV then (i) a FUND shall automatically reinvest such amounts in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date and (ii) a FUND shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify LIFE COMPANY of the number of Shares so issued. For each NETWORKING Account maintained under a Matrix Level in which cash dividends are received by a LIFE COMPANY from the Portfolios or FUNDS for payment to Shareholders, LIFE COMPANY shall be solely responsible for ensuring that all cash dividends received by LIFE COMPANY are paid to Shareholders in a timely manner. As among the Portfolios, FUNDS and LIFE COMPANIES, LIFE COMPANIES shall be solely responsible for any liabilities arising from such cash dividend payment reported by Shareholders as lost, stolen, materially altered, or forged.

     2.5     Book Entry.
             -----------
     Issuance and transfer of Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANIES. Shares ordered from the FUNDS will be recorded in an appropriate title for the relevant LIFE COMPANY, on behalf of its respective Account(s).

     2.6     NSCC - Obligations of the FUNDS or their Agent(s)
             -------------------------------------------------
     (a) Tax Statements
The FUNDS shall provide to LIFE COMPANIES in a timely manner the information regarding the Portfolios to be included in Shareholder tax statements for the period during which each NETWORKING Account was maintained under Matrix Level 3 at any time during a taxable year.

     (b) Notice of Prospectus and Statement of Additional Information Revisions The FUNDS shall provide LIFE COMPANIES with reasonable notice of any revisions to the Portfolios' prospectuses and statements of additional information that the FUNDS reasonably believe would affect a LIFE COMPANY'S performance of it duties and obligations pursuant to NETWORKING or this Agreement.

     2.7     NSCC - Obligations of the LIFE COMPANIES or their Correspondents
             ----------------------------------------------------------------
     (a) Information Relating to NETWORKING Accounts
     For each NETWORKING Account, LIFE COMPANIES, or any third parties authorized to act on behalf of a LIFE COMPANY ("LIFE COMPANIES' Correspondents"), shall provide the Portfolios and the FUNDS with all information necessary or appropriate to establish and maintain each NETWORKING Account (and any subsequent changes to such information) which LIFE COMPANIES hereby certify, to the best of the knowledge of LIFE COMPANIES, or LIFE COMPANIES' Correspondents, is and shall remain true and correct. LIFE COMPANIES, or LIFE COMPANIES' Correspondents, shall comply in all respects with any and all applicable obligations relating to withholding pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and shall promptly advise the Portfolios or FUNDS of any matter that may affect the responsibilities of the Portfolios or FUNDS to Shareholders pursuant to the Code. LIFE COMPANIES, or LIFE COMPANIES' Correspondents, shall maintain adequate documentation to verify the relevant information regarding each NETWORKING Account.

     (b) Shareholder Instructions Regarding NETWORKING Accounts
Unless otherwise prohibited by law, upon receipt of appropriate instructions from a Shareholder (including instructions from LIFE COMPANIES' Correspondents, the Portfolios or the FUNDS that were received from the Shareholder), a LIFE COMPANY shall promptly execute the Shareholder's instructions to terminate the maintenance of the Shareholder's account through NETWORKING or to effect changes regarding the Matrix Levels utilized by the Shareholder in accordance with the Shareholder's instructions; provided, however, that LIFE COMPANY shall be required to terminate the maintenance of a Shareholder's account through NETWORKING only if the Shareholder has paid for all Shares of the Portfolios in its NETWORKING Account and the Shareholder does not have any obligation, arising out of a margin account or otherwise, to LIFE COMPANY with respect to the Shares.

     (c) LIFE COMPANIES' Financial Condition
     Each Firm that is not a member of FINRA shall deliver to the FUNDS such financial statements as the FUNDS reasonably request concerning a LIFE COMPANY's financial condition; such statements shall fairly represent such LIFE COMPANY's financial condition as of the date thereof. The transmission by any such Firm of any instruction, communication or action through NETWORKING shall constitute a representation that there has been no material adverse change in a LIFE COMPANY's financial condition that would affect such LIFE COMPANY's ability to perform its duties and obligations pursuant to NETWORKING or the

Agreement. Any such material adverse change in a LIFE COMPANY's financial condition shall be promptly disclosed in writing to the FUNDS.

(d) Tax Statements
All information that is timely received by LIFE COMPANIES from the Portfolios or FUNDS for inclusion in Shareholder tax statements relating to the period during which a NETWORKING Account was maintained under Matrix Level 3 in a taxable year shall be reported to Shareholders accurately, completely and in a timely manner.

                         Section 3. Costs and Expenses
                         -----------------------------

     3.1     General.
             --------
     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for another to bear, all expenses incident to its performance under this Agreement.

     3.2     Parties To Cooperate.
             ---------------------
     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the FUNDS and the Accounts.

     3.3      Portfolio Expenses.
              -------------------
     The charge to each Portfolio for all of its expenses and costs, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the applicable Portfolio's daily net asset value per Share so as to accumulate to an annual charge at the rate set forth in the applicable FUND's prospectus.

                          Section 4. Legal Compliance
                          ---------------------------

     4.1     Tax Laws.
             ---------
     (a) The FUNDS represent and warrant that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represent that each will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provision). The FUNDS will notify LIFE COMPANIES immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) The FUNDS represent that each complies and will use its best efforts to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. The FUNDS will notify LIFE COMPANIES immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 4.1 (b) by a FUND, it will use its best efforts to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. The representations and warranties of this Section 4.1 (b) shall not apply with respect to any Portfolio whose beneficial interests are held solely by participants of "pension plan contracts" within the meaning of Section 818(a) of the Code and other persons whose federal income tax treatment is not dependent on the Portfolio's compliance with the requirements of Section 817(h) of the Code.

     (c) Notwithstanding any other provision herein to the contrary, LIFE COMPANIES agree that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of a LIFE COMPANY or, to a LIFE COMPANY'S knowledge, that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or a LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against the FUNDS or their affiliates as a result of such a failure or alleged failure:

     (i) LIFE COMPANY shall promptly notify the affected FUND of such assertion or potential claim (subject to the confidentiality provisions of Section 18);

     (ii) LIFE COMPANY shall consult with the affected FUND as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (iii) LIFE COMPANY shall use its best efforts to minimize any liability of the affected FUND or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

     (iv) LIFE COMPANY shall permit the affected FUND, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Owner or any other claimant regarding any claims that could give rise to liability to the FUND or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

     (v) any written materials to be submitted by a LIFE COMPANY to the IRS, any Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to the affected FUND (together with any supporting information or analysis), subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of the FUND which shall not be unreasonably withheld;

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
     (vi) LIFE COMPANY shall provide the affected FUND or its affiliates and their accounting and legal advisors with such cooperation as the FUND shall reasonably request (including, without limitation, by permitting the FUND and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by the FUND or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from such a failure or alleged failure;

     (vii) LIFE COMPANY shall not with respect to any claim of the IRS or any Owner that would give rise to a claim against the affected FUND or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of the FUND or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative processes, to appeal any adverse judicial decision unless the FUND or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

     (viii) the affected FUND and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

     Should the affected FUND or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize the FUND or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event the FUND or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from the FUND'S refusal to accept the proposed settlement or compromise with respect to any failure caused by the FUND. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

     (d) LIFE COMPANIES represent and warrant that the individual life insurance or individual variable annuity Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that each will use its best efforts to maintain such treatment. LIFE COMPANIES will notify the FUNDS immediately upon having a reasonable basis for believing that any of the individual Contracts have ceased to be so treated or that they might not be so treated in the future.

     (e) LIFE COMPANIES represent and warrant that each individual life insurance or individual variable annuity Account is a "segregated asset account" and that interests in each such Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Each LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and will notify the FUNDS immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2     Insurance and Certain Other Laws.
             ---------------------------------
     (a) Each FUND will use its best efforts to comply with any applicable state insurance laws or regulations, including, the furnishing of information not otherwise available to LIFE COMPANIES which is required by state insurance law to enable LIFE COMPANIES to obtain the authority needed to issue the Contracts in any applicable state.

     (b) LIFE COMPANIES represent and warrant that (i) each is an insurance company duly organized, validly existing and in good standing under the laws of its state of incorporation and domicile and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement; (ii) each has legally and validly established and maintains each Account as a segregated asset account under all applicable insurance laws and regulations; (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations; and
(iv) each will use its best efforts to comply with all applicable state insurance laws and regulations in the sales and administration of its Contracts. LIFE COMPANIES agree to notify the FUNDS immediately in writing of any investment restrictions imposed by any state insurance law that is applicable to the FUNDS or any Portfolio.

     (c) LIFE COMPANIES represent and warrant that the income, gains and losses, whether or not realized, from assets allocated to each Account are, in accordance with the applicable Contracts, to be credited to or charged against such Account without regard to other income, gains or losses from assets allocated to any other accounts of LIFE COMPANIES. LIFE COMPANIES represent and warrant that the assets of the Accounts are and will be kept separate from LIFE COMPANIES' general accounts and any other separate accounts a LIFE COMPANY may have, and will not be charged with liabilities from any business that a LIFE COMPANY may conduct or the liabilities of any companies affiliated with LIFE COMPANIES.

     (d) The FUNDS represent and warrant that: each of Calvert Variable Series, Inc., Calvert Variable Products, Inc., Calvert Social Index Series, Inc., Calvert Impact Fund, Inc., and Calvert World Values Fund, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; each of Calvert Cash Reserves, The Calvert Fund, and Calvert Social Investment Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Massachusetts; and that Calvert SAGE Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Maryland, and that each FUND has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3     Securities Laws.
             ----------------
     (a) LIFE COMPANIES represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act, to the extent required by the 1933 Act, (ii) the Contracts, to the extent required by the 1933 Act, will be described in a registration statement filed under the 1933 Act and will be duly authorized for issuance and sold and distributed in compliance with all applicable federal and state laws, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account is eligible to invest in Shares of the Portfolios without such investment disqualifying any such Portfolio as an investment medium for insurance company separate accounts supporting variable annuity, variable life insurance, and pension plan contracts, (v) each Account does and will, for so long as any Contract is outstanding, comply in all material respects with all applicable legal requirements, (vi) each Account's 1933 Act registration statement relating to the individual variable life insurance and individual variable annuity Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vii) LIFE COMPANIES will amend the registration statements for Contracts offered under the 1933 Act and for Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law, and
(viii) each prospectus, statement of additional information, and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Contract Prospectus"), will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder to the extent required.
     (b) The FUNDS represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act, to the extent required by the 1933 Act, and duly authorized for issuance and sold in compliance with all applicable federal and state laws, (ii) The FUNDS are and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iii) each FUND will amend the registration statements for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) the FUNDS do and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the FUNDS' 1933 Act registration statements, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the FUNDS' prospectuses, statements of additional information and any amendments or supplements thereto (collectively, the "FUND Prospectuses" will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

     (c) Each FUND will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the FUND.

     (d) To the extent that a FUND finances distribution expenses of any of the Shares pursuant to Rule 12b-1 of the 1940 Act, the FUND undertakes to have its Board of Directors/Trustees, a majority of whom are not "interested" persons of the FUND, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     (e) Each FUND represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Portfolios and/or securities of any Portfolio are and will continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the FUND in an amount not less than the minimal coverage as required currently by Rule 17g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     4.4     Anti-Money Laundering Procedures.
             ---------------------------------
     Each party represents and warrants that it will comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirement of the Bank Secrecy Act and the USA PATRIOT Act. All parties agree, when permitted by applicable law, to promptly notify each other whenever (i) questionable activities, (ii) potential indication of suspicious activities or (iii) Office of Foreign Asset Control matches are detected. Each party agrees to investigate any potentially suspicious activity and to take appropriate actions.

     4.5     Privacy.
             --------
     Each Party warrants and represents that its conduct under this Agreement shall comply with the Gramm-Leach-Bliley Act, Regulation S-P (17 C.F.R. 248), and all other applicable federal and state laws and regulations concerning customer confidentiality, and that no party will share customers' non-public personal information with third parties, except as allowed by applicable law and regulation.

     4.6     Notice of Certain Proceedings and Other Circumstances.
             ------------------------------------------------------
     (a) The FUNDS will immediately notify LIFE COMPANIES of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to a FUND'S registration statement under the 1933 Act or FUND Prospectus, (ii) any request by the SEC for any amendment to such registration statement or FUND Prospectus that may affect the offering of Shares of the Portfolios, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (A) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (B) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANIES. The FUNDS will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANIES will immediately notify the FUNDS of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement, if any, under the 1933 Act relating to the Contracts or each Contract Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Contract Prospectus that may affect the offering of Shares of the Portfolios, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered (if registration is required) and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANIES will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.7     LIFE COMPANIES To Provide Documents: Information About the FUNDS.
             -----------------------------------------------------------------
     (a) LIFE COMPANIES will provide to the FUNDS or their designated agent(s) at least one (1) complete copy of all then-current Account registration statements, Contract Prospectuses, disclosure documents, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC, if required to be filed, or other regulatory authorities. The FUNDS agree that LIFE COMPANIES shall be deemed to have fully satisfied their obligations under this Section 4.7 by making the required documents available on either the SEC's EDGAR information retrieval system or on the applicable LIFE COMPANY'S website.

     (b) LIFE COMPANIES will provide to the FUNDS or their designated agent(s) at least one (1) complete copy of each piece of sales literature or other promotional material in which a FUND or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the FUND, any of its affiliates or its designated agent(s) objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. The FUNDS hereby designate CDI as the entity to receive such sales literature, until such time as the FUNDS appoint another designated agent by giving notice to LIFE COMPANIES in the manner required by Section 9 of this Agreement.

     (c) Neither LIFE COMPANIES nor any of their affiliates, will give any information or make any representations or statements on behalf of or concerning a FUND or CDI or their affiliates in connection with the sale of the Contracts without first obtaining the express written permission of that FUND or CDI, provided that such permission shall not be required when the information or representations is contained in (i) a registration statement, including a FUND Prospectus contained therein, relating to Shares, as such registration statement and FUND Prospectus may be amended from time to time; or (ii) reports or proxy materials for the FUND; or (iii) published reports for the FUND that are in the public domain and approved by the FUND for distribution; or (iv) sales literature or other promotional material approved by the FUND.

     (d) LIFE COMPANIES shall adopt and implement procedures reasonably designed to ensure that information concerning the FUNDS, CDI and their affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to the public) ("broker only materials") is so used, and neither the FUNDS, CDI nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters., seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, Shareholder reports, and proxy materials and any other material constituting sales literature or advertising under applicable FINRA (or NASD) rules, the 1933 Act or the 1940 Act.

     4.8     FUNDS To Provide Documents: Information About LIFE COMPANIES.
             -------------------------------------------------------------
     (a) The FUNDS will provide to LIFE COMPANIES at least one (1) complete copy of all then-current FUND registration statements, FUND statutory prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the FUNDS or the Shares of a Portfolio, contemporaneously with the filing of such document with the SEC or other regulatory authorities. LIFE COMPANIES agree that the FUNDS shall be deemed to have fully satisfied their obligations under this Section 4.8 by providing written notice to the LIFE COMPANIES of the nature and location of such documents and making the required documents available on either the SEC's EDGAR information retrieval system or on the FUNDS' website.

     (b) The FUNDS will provide to LIFE COMPANIES a camera ready copy of each Portfolio statutory prospectus and printed copies, in an amount specified by LIFE COMPANY, of Portfolio statements of additional information, proxy materials, periodic reports to Shareholders and other materials as may be required by law to be sent to Owners who have allocated any Contract value to a Portfolio. The FUNDS will provide such copies to LIFE COMPANIES in a timely manner so as to enable LIFE COMPANIES, as the case may be, to print and distribute such materials within the time as may be required by law to be furnished to Owners. The form of such statutory prospectus and statement of additional information provided by the FUNDS to LIFE COMPANIES shall be the final form of statutory prospectus and statement of additional information as filed with the SEC.

(c)     In lieu of providing each Portfolio statutory prospectus pursuant to
Section 4.8(b), the FUNDS may elect to provide to LIFE COMPANIES a camera ready copy of, and electronic access to, the summary prospectus for each Portfolio that serves as an underlying investment option for the Accounts. If the FUNDS so elect, the FUNDS will provide such copies and access to LIFE COMPANIES in a timely manner so as to enable LIFE COMPANIES, as the case may be, to print (or copy on compact disks or other medium) and distribute such materials within the time required by law to be furnished to Owners and will comply with all other prospectus delivery requirements of Rule 498 under the 1933 Act.

     (d) The FUNDS will provide to LIFE COMPANIES or their designated agent(s) at least one (1) complete copy of each piece of sales literature or other promotional material in which a LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANIES shall receive all such sales literature until such time as a designated agent is appointed by giving notice to the FUNDS in the manner required by Section 9 hereof.

     (e) Neither the FUNDS nor CDI nor any of their affiliates will give any information or make any representations or statements on behalf of or concerning a LIFE COMPANY, each Account, or the Contracts without first obtaining the express written permission of that LIFE COMPANY, provided that such permission shall not be required when the information or representation is contained in (i) the registration statement, including each Contract Prospectus contained therein and disclosure documents, relating to the Contracts, as such registration statement and Contract Prospectus may be amended from time to time; (ii) proxy materials for any Account or Contract; (iii) published reports for the Account or the Contracts that are in the public domain and approved by the LIFE COMPANY for distribution; or (iv) sales literature or other promotional material approved by the LIFE COMPANY or its affiliates.

     (f) CDI shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANIES, and their respective affiliates that is intended for use only by brokers or agents selling the Contracts (i. e., information that is not intended for distribution to Owners) ("broker only materials") is so used, and neither LIFE COMPANIES, nor any of their respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (g) For purposes of this Section 4.8, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, Shareholder reports, and proxy materials and any other material constituting sales literature or advertising under applicable FINRA (NASD) rules, the 1933 Act or the 1940 Act.

                      Section 5. Mixed and Shared Funding.
                      ------------------------------------
     5.1     General.
             --------
     Each of Calvert Variable Series, Inc, and Calvert Variable Products, Inc. (the "Variable Funds") received an order from the SEC exempting it from certain provisions of the 1940 Act and rules thereunder (the "Exemptive Orders") so that each Variable Fund Portfolio may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANIES, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). LIFE COMPANIES and CDI recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of Sections 5.2 through 5.8 of this Agreement. The Variable Funds hereby notify LIFE COMPANIES that it may be appropriate to include in each Contract Prospectus, and any other prospectus pursuant to which a Contract is offered, disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2     Disinterested Directors.
             ------------------------
     Each Variable Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of the Variable Fund within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five
(45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3     Monitoring for Material Irreconcilable Conflicts.
             -------------------------------------------------
     Each Variable Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Owners in all separate accounts of life insurance companies utilizing the Variable Fund ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in the Variable Fund ("Participating Plans"). LIFE COMPANIES agree to inform the Boards of Directors of the Variable Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a)     an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c)     an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Variable Fund Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Owners or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Owners; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANIES will assist the Boards of Directors in carrying out their responsibilities by providing the Boards of Directors with all information reasonably necessary for the Boards of Directors to consider any issue raised, including information as to a decision by a LIFE COMPANY to disregard voting instructions of Owners. LIFE COMPANIES' responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Owners.

     5.4     Conflict Remedies.
             ------------------
     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists with regard to Owner investments in a Variable Fund Portfolio, a LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

          (i) withdrawing the assets allocable to some or all of the Accounts from the Variable Fund or the applicable Variable Fund Portfolio and reinvesting such assets in a different investment medium, including another Variable Fund Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group (e.g., annuity Owners, life insurance Owners or all Owners) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and

          (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company unless a majority of the Owners materially adversely affected by the conflict have elected to decline the offer to establish a new registered investment company or new separate account.

     (b) If the material irreconcilable conflict arises because of a LIFE COMPANY's decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, such LIFE COMPANY may be required, at the affected Variable Fund's election, to withdraw each Account's investment in the Variable Fund or any Variable Fund Portfolio; provided, however, that any such withdrawal shall be limited to the extent required to remedy such material irreconcilable conflict as determined by a majority of the Disinterested Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six
(6) months after the Variable Fund gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal the Variable Fund shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of the Variable Fund.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to a LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in the Variable Fund within six (6) months after the Variable Fund's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Variable Fund shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of the Variable Fund. No charge or penalty will be imposed as a result of such withdrawal.

     (d) Each LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Owners.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will a Variable Fund or CDI or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANIES will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the material irreconcilable conflict.

     5.5     Notice to LIFE COMPANIES.
             -------------------------
     The Variable Funds will promptly make known in writing to LIFE COMPANIES, any determination by a Variable Fund's Board of Directors that a material irreconcilable conflict exists, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6     Information Requested by Board of Directors.
             --------------------------------------------
     LIFE COMPANIES and the Variable Funds (or their investment adviser) will at least annually submit to the Boards of Directors of the Variable Funds such reports, materials or data as the Boards of Directors may reasonably request so that the Boards of Directors may fully carry out the obligations imposed upon it by the provisions hereof or the Exemptive Orders permitting Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Boards of Directors. All reports received by the Boards of Directors of potential or existing conflicts, and all Boards of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the affected Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7     Compliance with SEC Rules.
             --------------------------
     If, at any time during which a Variable Fund Portfolio is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding on terms materially different from those contained in the Exemptive Order, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by such amended or adopted rules.

     5.8     Other Requirements.
             -------------------
     (a) The Variable Fund will require that each Participating Insurance Company and Participating Plan enter into an agreement with the Variable Fund that contain substantially similar provisions as those set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.3(b), 4.5, 5, and 10 of this Agreement.

     (b) No action by a LIFE COMPANY taken or omitted, and no action by any Variable Fund taken or omitted as a result of any act or failure to act by a LIFE COMPANY pursuant to this Section 5 shall relieve such LIFE COMPANY of its obligations under, or otherwise affect the operation of, Section 3 or this
Section 5.

     (c) No action by a Variable Fund taken or omitted, and no action by any LIFE COMPANY taken or omitted as a result of any act or failure to act by a Variable Fund pursuant to this Section 5 shall relieve such Variable Fund of its obligations under, or otherwise affect the operation of, Section 3 or this
Section 5.

                            Section 6. Termination.
                            -----------------------

     6.1     Events of Termination.
             ----------------------
     Subject to Section 6.4 below, this Agreement will terminate as to one or more Portfolios:

     (a) at the option of any Party, with or without cause with respect to one or more Portfolios upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

     (b) at the option of the FUNDS upon institution of formal proceedings against a LIFE COMPANY or its affiliates by the FINRA, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase or sale of Shares, if, in each case, the affected FUND reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the FUND or any Portfolio with respect to which the Agreement is to be terminated; or

     (c) at the option of a LIFE COMPANY upon institution of formal proceedings against a FUND, its principal underwriter, or its investment adviser by FINRA, the SEC, or any state insurance regulator or any other regulatory body regarding the FUND'S obligations under this Agreement or related to the operation or management of the FUND or the purchase or sale of Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) a Portfolio's Shares are not registered, where required, and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by a LIFE COMPANY; or

     (e) upon termination of the corresponding Subaccount's investment in a Portfolio pursuant to Section 5 of this Agreement; or

     (f) at the option of a LIFE COMPANY if a FUND ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the FUND may fail to so qualify; or

     (g)     at the option of a LIFE COMPANY if a Portfolio fails to comply with
Section 817(h) of the Code or with successor or similar provisions, as applicable, or if LIFE COMPANY reasonably believes that the Portfolio may fail to so comply; or

     (h) at the option of a FUND if the Contracts issued by a LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the FUND'S noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law;

     (i) at the option of a FUND, if the FUND'S Board determines, in its sole judgment reasonable exercised in good faith, that (1) a LIFE COMPANY has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the FUND its principal underwriter, or its investment adviser, or (2) it is no longer advisable and in the best interests of Shareholders for the FUND or any Portfolio to operate pursuant to this Agreement; or

     (j) at the option of any LIFE COMPANY, if the LIFE COMPANY'S Board determines, in its sole judgment reasonable exercised in good faith, that (1) a FUND or CDI has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the LIFE COMPANY or its Accounts, or (2) it is no longer advisable and in the best interests of Shareholders for the LIFE COMPANY to operate pursuant to this Agreement; or

     (k) upon another Party's material breach of any provision of this Agreement.

     6.2     Notice Requirement for Termination.
             -----------------------------------
     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to each other Party to this Agreement of its intent to terminate, and such notice shall set forth
(i) the basis for such termination and (ii) specify the Portfolio or Portfolios, Contracts and, if applicable, Accounts as to which the Agreement is to be terminated. Furthermore:

     (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of Sections 6.1(b) 6.1(c), 6.1(i) or 6.1(j) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.l(f), 6.1(g), 6.1(h) or 6.1(k) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event giving rise to the right to terminate.

     6.3     Funds To Remain Available.
             --------------------------
     Notwithstanding any termination of this Agreement, the FUNDS will, at the option of LIFE COMPANIES, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in any Portfolio (as in effect on such date), redeem investments in any such Portfolio and/or invest in any such Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

     6.4     Survival of Warranties, Indemnifications and Confidentiality.
             -------------------------------------------------------------
     All warranties and indemnifications will survive the termination of this Agreement.

     6.5     Continuance of Agreement for Certain Purposes.
             ----------------------------------------------
     If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(b), 6.l(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h), 6.1(i),
6.1(j) or 6.1(k) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Portfolio or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that a LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(k).

          Section 7.   Parties To Cooperate Respecting Termination.
                       --------------------------------------------
     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                          Section 8.    Assignment.
                                        -----------
     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                          Section 9.    Notices.
                                        --------
     Notices and communications required or permitted by this Agreement will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

If to a FUND:

     [NAME OF FUND]
     4550 Montgomery Avenue
     Suite 1000N
     Bethesda, MD 20814
     Attn: Dave Mazza
     Tel: 513-266-4136
     Fax: 301-654-7820

If to CDI:

     Calvert Investment Distributors, Inc.
     4550 Montgomery Avenue
     Suite 1000N
     Bethesda, MD 20814
     Attn: Dave Mazza
     Tel: 513-266-4136
     Fax: 301-654-7820

In the case of any notice to a FUND or CDI, a duplicate copy shall be sent to:

     Calvert Investments, Inc.
     4550 Montgomery Avenue
     Suite 1000N
     Bethesda, MD 20814
     Attn: Office of the General Counsel
     Tel: 301-951-4881
     Fax: 301-657-7014

If to the LIFE COMPANIES:

     Ameritas Life Insurance Corp.
     Attention:  General Counsel
     5900 "O" Street
     Lincoln, NE  69510
     Telephone No.: 402-467-1122
     Facsimile No.: 402-467-7956

     First Ameritas Life Insurance Corp. of New York
     c/o Ameritas Life Insurance Corp.
     Attention:  General Counsel
     5900 "O" Street
     Lincoln, NE  69510
     Telephone No.: 402-467-1122
     Facsimile No.: 402-467-7956

     The Union Central Life Insurance Company
     c/o Ameritas Life Insurance Corp.
     Attention:  General Counsel
     5900 "O" Street
     Lincoln, NE  69510
     Telephone No.: 402-467-1122
     Facsimile No.: 402-467-7956

with a copy to:
     The Union Central Life Insurance Company, Administrative Offices
     Attention:  Investment Products Group
     1876 Waycross Road
     Cincinnati, OH  45240
     Telephone No.: 800-825-1551
     Facsimile No.: 513-595-2111

                   Section 10.     Voting Procedures.
                                   ------------------
     (a) Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANIES, or LIFE COMPANIES' Correspondents, will distribute all proxy material furnished by the FUNDS to Owners to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Owners. LIFE COMPANIES will vote Shares in accordance with timely instructions received from Owners. LIFE COMPANIES will vote Shares that are (a) not attributable to Owners to whom pass-through voting privileges are extended, or
(b) attributable to Owners, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Owners. Neither LIFE COMPANIES nor any of their affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held in any Account for such Owners. LIFE COMPANIES reserve the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANIES shall be responsible for assuring that voting Shares for each Account is conducted in a manner consistent with the Exemptive Orders permitting Mixed and Shared Funding. The FUNDS will notify LIFE COMPANIES of any changes of interpretations or amendments to the Exemptive Orders permitting Mixed and Shared Funding.

(b) Each LIFE COMPANY agrees that it shall not, without the prior written consent of the FUNDS, their principal underwriter and investment adviser, solicit induce or encourage Owners to (i) change or supplement any Portfolio's current investment advisor or subadvisor or (ii) change, modify, substitute, add to or delete the content, in part or in whole, of a FUND'S Prospectus.

                    Section 11.     Foreign Tax Credits.
                    ------------------------------------
     The FUNDS agree to consult in advance with LIFE COMPANIES concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its Shareholders.

                      Section 12.     Indemnification.
                      --------------------------------
     12.1     Of the FUNDS and CDI by LIFE COMPANIES.
              ---------------------------------------
     (a) Except to the extent provided in Sections 12.1(b), 12.1(c) and 12.1(d), below, LIFE COMPANIES agree to indemnify and hold harmless the FUNDS, CDI, their respective affiliates, and each person, if any, who controls the FUNDS, CDI, or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Calvert Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively "Losses"), to which the Calvert Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, the Contracts, disclosure documents, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Calvert Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANIES by or on behalf of the FUNDS or CDI for use in any Account's 1933 Act, registration statement, any Contract Prospectus, the Contracts, disclosure documents, sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations supplied by LIFE COMPANIES and on which any Calvert Indemnified

               Party has reasonably relied, or the negligent, illegal or fraudulent conduct of LIFE COMPANIES or their respective affiliates or persons under their control (including, without limitation, their employees and "associated persons," as that term may be defined, from time to time, by FINRA), in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a FUND'S 1933 Act registration statement, Prospectus, sales literature or advertising, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the FUNDS, CDI or their affiliates by or on behalf of LIFE COMPANIES or their respective affiliates for use in a FUND'S 1933 Act registration statement, Prospectus, sales literature or advertising, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by LIFE COMPANIES to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANIES in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANIES; or

          (v) arise as a result of the failure of any Contract issued by LIFE COMPANIES to qualify as an annuity contract or life insurance contract under the Code, otherwise than by reason of any Portfolio's failure to comply with Subchapter M or Section 817(h) of the Code; or

          (vi) arise as a result of a LIFE COMPANY'S incorrect calculation and/or untimely transmission of net purchase or redemption orders of Shares (subject to Section 2.1(c) of this Agreement) or a LIFE COMPANY'S failure to pay for the purchase of Shares in accordance with Section 2.2 of this Agreement.

     (b) The indemnity obligations of LIFE COMPANIES are in addition to any other liability that they may otherwise have under this Agreement. LIFE COMPANIES shall not be liable to any Calvert Indemnified Party under this
Section 12.1 with respect to any Losses by reason of that Calvert Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of or reckless disregard of, its obligations or duties (i) under this Agreement, or (ii) to LIFE COMPANIES, each Account or Owners. Notwithstanding any other provision of this Agreement, LIFE COMPANIES shall not be liable for any special, consequential or incidental damages.

     (c) LIFE COMPANIES shall not be liable to any Calvert Indemnified Party under this Section 12.1 with respect to any Losses unless the FUNDS or CDI shall have notified the affected LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the related action shall have been served upon such Calvert Indemnified Party (or after such Calvert Indemnified Party shall have received notice of such service on any designated agent), but failure to notify that LIFE COMPANY of any such action shall not relieve LIFE COMPANY from any liability which it may have to the Calvert Indemnified Party otherwise than on account of this Section 12.1 and then only to the extent that LIFE COMPANY did not otherwise learn of such action and the failure to provide such notice results in the forfeiture by LIFE COMPANY of material rights and defenses. Except as otherwise provided herein, in any such action brought against a Calvert Indemnified Party, LIFE COMPANIES shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Calvert Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from a LIFE COMPANY to such Calvert Indemnified party of that LIFE COMPANY'S election to assume the defense thereof, the Calvert Indemnified Party will cooperate fully with LIFE COMPANY and shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such Calvert Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Calvert Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation, participation and cooperation with the defense to the extent requested by LIFE COMPANY; provided however, that if such Calvert Indemnified Party reasonably determines that counsel selected by LIFE COMPANY has a conflict of interest that affects counsel's representation of such Calvert Indemnified Party, LIFE COMPANY shall pay the reasonable fees and disbursements of one additional counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) LIFE COMPANIES shall not be liable for any settlement of any proceeding effected without its written consent. LIFE COMPANY, in the defense of any claim or litigation pursuant to this Section 12.1, shall not, without the prior written consent of each Calvert Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to each Calvert Indemnified Party of a release from any and all liability in respect to such claim or litigation. LIFE COMPANIES shall not settle any claim in any manner that would impose any expense, penalty, obligation or limitation on any Calvert Indemnified Party, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of each Calvert Indemnified Party, as an acknowledgment of wrongdoing on the part of such Calvert Indemnified Party or as detrimental to the reputation of such Calvert Indemnified Party, without such Calvert Indemnified Party's prior written consent.

     12.2     Of LIFE COMPANIES by CDI.
              -------------------------
     (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, CDI agrees to indemnify and hold harmless LIFE COMPANIES, their respective affiliates, and each person, if any, who controls LIFE COMPANIES or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Life Company Indemnified Parties") against any and all Losses to which the Life Company Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such Losses:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a FUND'S 1933 Act registration statement, Prospectus, sales literature or advertising (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Life Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the FUNDS or CDI or its affiliates by or on behalf of LIFE COMPANIES or their respective affiliates for use in a FUND'S 1933 Act registration statement, Prospectus, sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations supplied by the FUNDS or CDI and on which any Life Company Indemnified Party has reasonably relied, or the negligent, illegal or fraudulent conduct of the FUNDS, CDI or its affiliates or persons under their control (including, without limitation, their employees and "associated persons" as that term may be defined, from time to time, by FINRA), in connection with the sale or distribution of Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, disclosure documents, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANIES or their respective affiliates by or on behalf of the FUNDS or CDI for use in any Account's 1933 Act registration statement, any Contract Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by the FUNDS or CDI to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by the FUNDS or CDI in this Agreement or arise out of or result from any other material breach of this Agreement by the FUNDS or CDI; or

          (v) arise out of or as a result of the incorrect or untimely calculation or reporting by the FUNDS or CDI of the closing net asset value per Share for any Portfolio (subject to Section 2.1 of this Agreement) or any dividend or capital gain distribution rate applicable to any Portfolio.

     (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, CDI agrees to indemnify and hold harmless the Life Company Indemnified Parties from and against any and all Losses to which the Life Company Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such Losses directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Owners asserting liability against LIFE COMPANIES pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANIES of shares of another investment company or Share of another Portfolio for those of any adversely affected Portfolio as a funding medium for each Account that LIFE COMPANIES reasonably deem necessary or appropriate as a result of the noncompliance.

     (c) The indemnity obligations of CDI are in addition to any other liability that it may otherwise have under this Agreement. CDI shall not be liable to any Life Company Indemnified Party under this Section 12.2 with respect to any Losses by reason of that Life Company Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of, or reckless disregard of, its obligations or duties (i) under this Agreement, or (ii) to the FUNDS, CDI or the Portfolios. Notwithstanding any other provision of this Agreement, CDI shall not be liable for any special, consequential or incidental damages.

     (d) CDI shall not be liable to any Life Company indemnified Party under this Section 12.2 with respect to any Losses unless the Life Company Indemnified Party shall have notified CDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the related action shall have been served upon such Life Company Indemnified Party (or after such Life Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify CDI of any such action shall not relieve CDI from any liability which it may have to such Life Company Indemnified Party otherwise than on account of this Section 12.2 and then only to the extent that CDI did not otherwise learn of such action and the failure to provide such notice results in the forfeiture by CDI of material rights and defenses. Except otherwise provided herein, in any such action brought against any Life Company Indemnified Party, CDI will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the
IRS), with counsel approved by the Life Company Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from CDI to such Life Company Indemnified Party of CDI's election to assume the defense thereof, the Life Company Indemnified Party will cooperate fully with CDI and shall bear the fees and expenses of any additional counsel retained by it, and CDI will not be liable to such Life Company Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Life Company Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation, participation and cooperation with the defense to the extent requested by CDI; provided however, that if such Life Company Indemnified Party reasonably determines that counsel selected by CDI has a conflict of interest that affects counsel's representation of such Life Company Indemnified Party, CDI shall pay the reasonable fees and disbursements of one additional counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (e) CDI shall not be liable for any settlement of any proceeding effected without its written consent. CDI, in the defense of any claim or litigation pursuant to this Section 12.2, shall not, without the prior written consent of each Life Company Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to each Life Company Indemnified Party of a release from any and all liability in respect to such claim or litigation. CDI shall not settle any claim in any manner that would impose any expense, penalty, obligation or limitation on any Life Company Indemnified Party, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of each Life Company Indemnified Party, as an acknowledgment of wrongdoing on the part of such Life Company Indemnified Party or as detrimental to the reputation of such Life Company Indemnified Party, without such Life Company Indemnified Party's prior written consent.

     12.3     Effect of Notice.
              -----------------
     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4     Successors.
              -----------
     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                      Section 13.     Applicable Law.
                      -------------------------------
     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

                 Section 14.     Execution in Counterparts.
                 ------------------------------------------
     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           Section 15.     Severability.
                           -----------------------------
     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

                         Section 16.     Rights Cumulative.
                         ----------------------------------
     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                         Section 17.     Headings.
                         -------------------------
     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                      Section 18.     Confidentiality.
                      --------------------------------
     18.1     Confidentiality Obligation.
              ---------------------------
     Each Party shall hold the Confidential Information of the other Party in strict confidence. Each Party warrants to the other that it shall not (i) disclose to any person any Confidential Information of the other Party which it may acquire in the performance of its obligations under this Agreement or (ii) use Confidential Information of the other Party for any purpose, except, in each case, for the purpose of fulfilling its contractual obligations under this Agreement, and then any disclosure or use of any such Confidential Information shall be limited to its or its affiliate's employees, attorneys, accountants or other advisors who have a business need to know such Confidential Information and who have agreed to be bound by the confidentiality obligations set forth herein. Each Party shall maintain the other Party's Confidential Information with reasonable care, which shall not be less than the degree of care it would use to safeguard its own Confidential Information, for the purpose of preventing the unauthorized, negligent or inadvertent disclosure or use thereof.

     18.2     Confidential Information.
              -------------------------
     (a) "Confidential Information" means, with respect to a Party, (i) any data or information that is or relates to proprietary information of that party, including, without limitation, nonpublic portfolio holding information of any mutual fund for which CDI acts in the capacity of principal underwriter, financial information, business or marketing strategies or plans, and product development strategies or plans, (ii) information that the party has labeled Confidential, (iii) the identity of that Party's customers and any "non-public personally identifiable information" of those customers, as that term is defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and (iv) information relating to that Party that a reasonable business person would understand to be confidential.

     (b) Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving Party or by no violation of this Agreement; (b) was lawfully received by the receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the receiving Party prior to receipt thereof directly or indirectly from the disclosing Party; (d) is subsequently and independently developed by employees, consultants or agents of the receiving Party without reference to or use of the Confidential Information disclosed under this Agreement; (e) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; provided, that the receiving Party (i) shall, unless restrained by court order, promptly notify the disclosing Party of any such demand or request in order to enable the disclosing Party to obtain an appropriate protective order to prevent such disclosure, (ii) shall, at the disclosing Party's cost and expense, fully cooperate with the disclosing Party to obtain an appropriate protective order, and (iii) may, in the absence of an appropriate protective order, disclose only that information that its legal counsel advises in writing must be disclosed; or (f) relates to any fees payable to LIFE COMPANIES for performing certain administrative services.

     18.3     Unauthorized Disclosure Notification and Liability.
              ---------------------------------------------------
     The receiving Party shall promptly notify the disclosing Party of, and provide the details regarding, any unauthorized disclosure, possession or use of the disclosing Party's Confidential Information. Each Party understands and agrees that the receiving Party shall be liable for damages arising out of any breach of the confidentiality obligations set forth in this Agreement.

     18.4     Data Disposition.
              -----------------
     Upon the disclosing Party's written request, the receiving Party shall promptly return all documents and other media containing Confidential Information. Any information that cannot feasibly be returned shall be purged, deleted or destroyed and the receiving Party shall deliver to the disclosing Party written certification thereof; provided, however, that the receiving Party may retain a single copy of the Confidential Information solely for the purpose of complying with applicable law or regulation or the order of any court, arbitration panel, regulator or similar governmental authority having jurisdiction over the receiving Party. The receiving Party shall have an ongoing obligation to safeguard all information of the disclosing Party that is not returned, purged, deleted or destroyed.

     18.5     Duty Not to Trade.
              ------------------
     The receiving Party agrees not to trade on any Confidential Information disclosed to it or otherwise obtained by it from the disclosing Party or any of the disclosing Party's affiliates, agents or representatives.

              Section 19.     Trademarks and Portfolio Names.
              -----------------------------------------------
     (a) The FUNDS, CDI or one or more of its affiliates owns all right, title and interest in and to the trade names, trademarks and service marks set forth on Schedule D, as amended from time to time by written notice from the FUNDS or CDI to LIFE COMPANIES (the "Calvert Licensed Marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANIES and their affiliates are hereby granted a non-exclusive license to use the Calvert Licensed Marks in connection with LIFE COMPANIES' performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

     (b) The grant of license to LIFE COMPANIES and their affiliates (collectively, the "Licensee") shall terminate automatically upon (i) the termination of this Agreement, (ii) Licensee's receipt of written notification that its use of any Calvert Licensed Mark, in the reasonable opinion of the FUNDS or CDI, reflects unfavorably upon the professional, business or personal reputation of the FUNDS or CDI or any of its affiliates or any of their directors, officers, employees or agents, or (iii) Licensee's receipt of written notification that the quality, appearance and/or style of any Calvert Licensed Mark is unacceptable in the reasonable opinion of the FUNDS or CDI (each of clauses (ii) and (ii) being a "License Violation"). Upon the termination of the license, LIFE COMPANIES and their affiliates shall immediately cease to issue any new annuity or life insurance contract bearing any Calvert Licensed Mark and shall likewise cease any activity which suggests that it has any right under any of the Calvert Licensed Marks or that it has any association with the FUNDS or CDI, except that LIFE COMPANIES shall have the right to continue to service outstanding Contracts by utilizing any of the Calvert Licensed Marks until the earlier of (A) the Final Termination Date and (B) Licensee's receipt of written notification regarding the occurrence of a second License Violation, following which the license shall terminate and Licensee will cease all further use of any Calvert Licensed Mark.

     (c) The Licensee shall submit any materials bearing any Calvert Licensed Mark, other than those materials that simply list the FUNDS and/or Portfolios as investment options under the Contracts, to the FUNDS or CDI for approval prior to the public release by Licensee, which approval shall not be unreasonably withheld. If such materials are not "disapproved" by the FUNDS or CDI within ten (10) days of being submitted, they shall be deemed to have been approved.

     (d) During the term of this grant of license, the FUNDS or CDI may request that Licensee submit samples of any materials bearing any of the Calvert Licensed Marks which were previously approved by the FUNDS or CDI but, due to changed circumstances, in the sole judgment of the FUNDS or CDI, require reconsideration. If, on reconsideration, or on initial review, respectively, any sample fails to meet with the written approval of the FUNDS or CDI, then the Licensee shall immediately cease distributing such disapproved materials. The FUNDS or CDI shall not unreasonably withhold approval upon any reconsideration, and shall, when engaged in any reconsideration, give due weight to the expenses associated with withdrawing and replacing the materials. The Licensee shall obtain the prior written approval of the FUNDS or CDI for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

     (e) The Licensee hereunder: (i) acknowledges and stipulates that, to the best knowledge of the Licensee, the Calvert Licensed Marks are valid and enforceable trademarks and/or service marks and that such Licensee does not own the Calvert Licensed Marks and claims no rights therein other than as a Licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the Calvert Licensed Marks pursuant to this grant of license shall inure to the benefit of the FUNDS, CDI and/or its affiliates.

     (f) LIFE COMPANIES understand that the S&P 500 Index, S & P MidCap 400 Index, Nasdaq 100 Index, Russell 2000 Index, MSCI EAFE International Index, and Barclays Capital Aggregate Bond Index are not Calvert Licensed Marks but may constitute registered trademarks/service marks of third parties; (ii) these trademarks or service marks have been licensed, where required, for use by the FUNDS and CDI and its affiliates; and (iii) the Portfolios are not sponsored, endorsed, sold or promoted by any of the licensing organizations, and they make no representation or warranty regarding the Portfolios, and bear no liability with respect to the Portfolios. LIFE COMPANIES agree to comply with any requirements of the licensing organizations regarding the use of their trademarks in any prospectuses, sales literature or other promotional material.

                   Section 20.     Parties to Cooperate.
                   -------------------------------------
     Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                     Section 21.     Excessive Trading.
                     ----------------------------------
     (a) The Parties acknowledge and agree that excessive trading can disrupt management of a Portfolio and raise its expenses. In particular, a Portfolio may have difficulty implementing its long-term investment strategies if it is forced to maintain a higher level of its assets in cash to accommodate significant short-term trading activity resulting from excessive trading. A Portfolio may bear increased administrative costs due to asset level and investment volatility that accompanies patterns of short-term trading activity. The FUNDS have adopted policies to discourage excessive trading of the Portfolios' shares. The FUNDS define "excessive trading" in the FUND Prospectuses.

     (b) LIFE COMPANIES represent and warrant that the Contracts to be funded by investments of the Accounts in one or more of the Portfolios contain provisions in the Contract Prospectuses (where such prospectuses are required by law) permitting LIFE COMPANIES to restrict excessive or potentially abusive transfers in at least one of the following ways:

     o Limitations on the ability to have exchanges effected other than by mail in the event of excessive or abusive transfers;

     o Limitations on transfers into any investment option within 30 days (60 days for Participating Plans) of having transferred out of it (other than in connection with an automatic transfer program);

     o Limitations on any transfers among sub-accounts within 30 days (60 days for Participating Plans) of prior transfer (other than in connection with an automatic transfer program); or

     o Limitations on any transfers on a day when net transfers into or out of a sub-account would have the effect of increasing or reducing the assets of the affected Portfolio by more than 1% without the express permission of the adviser to that Portfolio.

     (c) LIFE COMPANIES also represent and warrant that the Contract Prospectuses (where such prospectuses are required by law) contain language describing its policies regarding excessive trading.

     (d) CDI will monitor daily trading activities of each Portfolio for excessive trading or potentially abusive exchanges. LIFE COMPANIES agree that they will use reasonable efforts to implement the excessive trading policies set forth in each Contract Prospectus and/or in each FUND'S Prospectus. Notwithstanding the foregoing, the FUNDS and CDI acknowledge and agree that LIFE COMPANIES may not be able to detect every instance of excessive trading and may not be able to eliminate excessive trading in the Portfolios, but Life COMPANIES agree to notify the FUNDS and CDI of each instance that it does detect such excessive trading.

     (e) The FUNDS or CDI will notify LIFE COMPANIES if such trading is detected in LIFE COMPANIES' Accounts. Upon notification from the FUNDS or CDI, an affected LIFE COMPANY will use its best efforts to exercise its rights under the Contracts to impose limitations in a way that stops excessive or potentially abusive trading by one or a group of investors consistent with the Contracts' excessive trading policies and procedures as reflected in the Contract Prospectuses (where such prospectuses are required by law).

     (f) LIFE COMPANIES and CDI hereby acknowledge that CDI has executed a Rule 22c-2 Agreement with each LIFE COMPANY (each a "Rule 22c-2 Agreement"), each of which is incorporated herein by reference and made part of this Agreement to the same extent as if set forth herein. To the extent of any conflict between this Agreement and a Rule 22c-2 Agreement, the Rule 22c-2 Agreement shall control.

                       Section 22.     Force Majeure.
                       ------------------------------
     Each Party is excused from performance and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the Parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism, actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall, if physically possible, promptly give written notice to the other Parties and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such event or contingency.

                       Section 23.     Miscellaneous.
                       ------------------------------
     (a) This Agreement has been executed on behalf of each Party by the undersigned officer of that Party in his/her capacity as an officer thereof. The obligations of this Agreement shall bind only the Parties and shall not bind any director, officer or shareholder of any Party individually.

     (b) This Agreement shall be binding upon, enforceable against and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     (c) Waiver by a Party of a breach of any provision of this Agreement does not constitute waiver of any subsequent breach of that or any other provision.

     (d) The schedules and exhibits attached hereto, as modified from time to time, are incorporated herein by reference and are a part of this Agreement to the same extent as if they were set forth herein.

     (e) Unless otherwise agreed to in writing by the Parties hereto, each party acknowledges that the others may enter into agreements, similar to this one, with other parties, for the performance of the same or similar services to those to be provided under this Agreement.

     (f) LIFE COMPANIES agree that CDI may enforce any and all of the rights conferred upon the FUNDS in this Agreement.

     (g) Notwithstanding any other provision of this Agreement, no Party shall be liable under this Agreement for any special, consequential or incidental damages.

     (h) Except as otherwise expressly provided in this Agreement, neither this Agreement (including the schedules and exhibits hereto) nor any term hereof or thereof may be changed, amended, modified, waived, discharged, or terminated except to the extent the same is evidenced in writing and duly executed by the Party against whom enforcement of that change, waiver, discharge, amendment, termination or modification is sought.

     (i) This Agreement contains the full and complete understanding of the Parties and supersedes all prior representatives, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

                           (Signature Page to follow)

     The Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


CALVERT DISTRIBUTORS, INC.

By:   /s/ William M. Tartikoff
      ------------------------
Name:     William M. Tartikoff
Title:    Senior Vice President

THE FUNDS
Calvert Variable Series, Inc.
Calvert Variable Products, Inc.
Calvert Social Index Series, Inc.
Calvert Impact Fund, Inc.
Calvert World Values Fund, Inc.
Calvert Cash Reserves
The Calvert Fund
Calvert Social Investment Fund
Calvert SAGE Fund

By:   /s/ William M. Tartikoff
      ------------------------
Name:     William M. Tartikoff
Title:    Vice President

AMERITAS LIFE INSURANCE CORP.,
on behalf of itself and its separate accounts

By:   /s/ Robert C. Barth
      ------------------------
Name:     Robert C. Barth
Title:    Senior Vice President, & Chief Financial Officer

FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK, on behalf of itself and its separate accounts

By:   /s/ Robert C. Barth
      ------------------------
Name:     Robert C. Barth
Title:    Senior Vice President & Chief Financial Officer

THE UNION CENTRAL LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:   /s/ Robert C. Barth
      ------------------------
Name:     Robert C. Barth
Title:    Senior Vice President and Chief Financial Officer

                                   EXHIBIT A
                                       to
                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT


Fund Participation Agreement among The Union Central Life Insurance Company and Calvert Distributors, Inc. dated February 9, 2006, as amended;

Fund Participation Agreement by and between Ameritas Life Insurance Corp. on behalf of itself and its separate accounts, Calvert Distributors, Inc., and the Calvert Mutual Funds dated November 1, 1999, as amended;

Participation Agreement among Calvert Variable Series, Inc., Ameritas Investment Corp., and Ameritas Variable Life Insurance Company dated October 29, 1999, as amended and including the novation effective April 30, 2007;

Participation Agreement among Calvert Variable Series, Inc., Calvert Distributors, Inc., and Ameritas Variable Life Insurance Company. dated May 1, 2000, as amended and including the novation effective April 30, 2007;

Participation Agreement among Calvert Variable Series, Inc., Calvert Distributors, Inc., and First Ameritas Life Insurance Corp. of New York dated December 1, 2000, as amended;

Participation Agreement among Calvert Variable Series, Inc, Ameritas Investment Corp., and First Ameritas Life Insurance Corp. of New York dated December 1, 2000, as amended;

Participation Agreement among Calvert Variable Series, Inc., Ameritas Investment Corp., and Ameritas Life Insurance Corp. dated May 1, 2000, as amended;

Participation Agreement among Calvert Variable Series, Inc., Calvert Distributors, Inc., and Ameritas Life Insurance Corp. dated May 1, 2000

Participation Agreement by and among Summit Mutual Funds, Inc., Summit Investment Partners, Inc., The Union Central Life Insurance Company on behalf of itself and its separate accounts, and Ameritas Investment Corp. dated July 1, 2006, as amended as assigned;

Participation Agreement by and among Summit Mutual Funds, Inc., Carillon Investments, Inc., Ameritas Variable Life Insurance Company on behalf of itself and its separate accounts, and Ameritas Investment Corp. dated January 1, 2000, as amended and assigned; and

Participation Agreement by and among Summit Mutual Funds, Inc., Carillon Investments, Inc., First Ameritas Life Insurance Corp. of New York on behalf of itself and its separate accounts, and Ameritas Investment Corp. dated May 1, 2002, as amended and assigned.

                                   SCHEDULE A
                                       to
                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

                       SEPARATE ACCOUNTS USING THE FUNDS
                       ---------------------------------
DEPOSITORS:
-----------
     REGISTERED SEPARATE ACCOUNTS ("REGISTRANTS")
     --------------------------------------------
Ameritas Life Insurance Corp.:
------------------------------
     o     Ameritas Variable Separate Account VA-2
     o     Ameritas Variable Separate Account V
     o     Ameritas Life Insurance Corp. Separate Account LLVA
     o     Ameritas Life Insurance Corp. Separate Account LLVL
     o     Ameritas Variable Separate Account VA
     o     Ameritas Variable Separate Account VL

First Ameritas Life Insurance Corp. of New York:
------------------------------------------------
     o     First Ameritas Variable Annuity Separate Account
     o     First Ameritas Variable Life Separate Account

The Union Central Life Insurance Company:
-----------------------------------------
     o     Carillon Account
     o     Carillon Life Account

              CONTRACTS FUNDED BY THE REGISTERED SEPARATE ACCOUNTS
              ----------------------------------------------------

Individual variable annuity contracts and individual variable life insurance policies issued by the Depositors listed above and registered with the Securities and Exchange Commission under the Securities Act of 1933.

UNREGISTERED SEPARATE ACCOUNTS USING THE FUNDS
----------------------------------------------
     o     Ameritas Life Insurance Corp. Separate Account D
     o     Ameritas Life Insurance Corp. Separate Account G
     o     First Ameritas Life Insurance Corp. Separate Account G
     o     Union Central Life Insurance Company Separate Account G

                                   SCHEDULE B
                                       to
                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT


FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

     Calvert Variable Products, Inc.

     Calvert Variable Series, Inc.

FUNDS AVAILABLE ONLY UNDER EXEMPT CONTRACTS
-------------------------------------------

     Calvert Social Index Series, Inc.

     Calvert Impact Fund, Inc.

     Calvert World Values Fund, Inc.

     Calvert Cash Reserves

     The Calvert Fund

     Calvert Social Investment Fund

     Calvert SAGE Fund

                                   SCHEDULE C
                                       to
                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

                              EXPENSE ALLOCATIONS

-------------------------------------------------------------------------------------------------
                                                                                    PARTY
ITEM                                   FUNCTION                                 RESPONSIBLE
                                                                                FOR EXPENSE
-------------------------------------------------------------------------------------------------
  FUND PROSPECTUS
-------------------------------------------------------------------------------------------------
Update                                 Typesetting                                   Fund
-------------------------------------------------------------------------------------------------
New Sales:                             Printing                                     Company
                                       Distribution                                 Company
-------------------------------------------------------------------------------------------------
Existing Owners:                       Printing                                      Fund
                                       Distribution                                  Fund
-------------------------------------------------------------------------------------------------
  FUND STATEMENTS                             Same as Prospectus
  OF ADDITIONAL
   INFORMATION
-------------------------------------------------------------------------------------------------
  PROXY MATERIALS                      Typesetting                                   Fund
    OF THE FUND                        Printing                                      Fund
                                       Distribution                                  Fund
-------------------------------------------------------------------------------------------------
 ANNUAL REPORTS AND
OTHER COMMUNICATIONS
WITH SHAREHOLDERS OF
     THE FUND
-------------------------------------------------------------------------------------------------
All                                    Typesetting                                   Fund
-------------------------------------------------------------------------------------------------
Marketing (1)                          Printing                                     Company
                                       Distribution                                 Company
-------------------------------------------------------------------------------------------------
Existing Owners:                       Printing                                      Fund
                                       Distribution                                  Fund
-------------------------------------------------------------------------------------------------
OPERATIONS OF FUND                     All operations and related expenses,          Fund
                                       including the cost of registration and
                                       qualification of the Fund's shares,
                                       preparation and filing of the Fund's
                                       prospectus and registration statement,
                                       proxy materials and reports, the
                                       preparation of all statements and
                                       notices required by any federal or
                                       state law and all taxes on the issuance
                                       of the Fund's shares, and all costs of
                                       management of the business affairs of
                                       the Fund.
-------------------------------------------------------------------------------------------------

(1) Solely as it relates to the contracts listed on Schedule A, as it is attached to the same Agreement as this Schedule C.

                                   SCHEDULE D
                                       to
                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

Calvert Marks

The Calvert logo:

                              [Calvert Investments Logo]


The names of all FUNDS listed in Schedule B and the Portfolios registered thereunder